As filed with the Securities and Exchange Commission on June 17, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Finance of America Companies Inc.

(Exact name of registrant as specified in its charter)

Delaware	85-3474065
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

909 Lake Carolyn Parkway, Suite 1550

Irving, Texas 75039

(Address, including zip code, of registrant’s principal executive offices)

Finance of America Companies Inc. 2021 Omnibus Incentive Plan

(Full title of the Plan)

Anthony W. Villani

Chief Legal Officer

Finance of America Companies Inc.

909 Lake Carolyn Parkway, Suite 1550

Irving, Texas 75039

(972) 999-1833

(Name and address and telephone number, including area code, of agent for service)

With copies of all notices, orders and communications to:

Joshua Ford Bonnie

William R. Golden III

Simpson Thacher & Bartlett LLP

900 G Street, N.W.

Washington, D.C. 20001

(202) 636-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Class A Common Stock, par value $0.0001 per share(1)	21,250,000	$7.68	$163,200,000	$17,805.12

(1)

Covers 21,250,000 shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), of Finance of America Companies Inc. (the “Company” or the “Registrant”) issuable under the Finance of America Companies Inc. 2021 Omnibus Incentive Plan (the “2021 Omnibus Plan”).

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Class A Common Stock that may become issuable in respect of the securities identified in the table above under the 2021 Omnibus Incentive Plan, effective as of April 1, 2021, by reason of any stock dividend, stock split, recapitalization, merger, consolidation, reorganization, or other similar transaction which results in an increase in the number of outstanding shares of Class A Common Stock.

(3)

Pursuant to Rule 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee have been computed on the basis of the average of the high and low prices per share of the Company’s Class A Common Stock reported on the New York Stock Exchange on June 14, 2021.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Finance of America Companies Inc., a Delaware corporation (the “Company” or the “Registrant”), relating to 21,250,000 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), issuable under the Finance of America Companies Inc. 2021 Omnibus Incentive Plan (the “2021 Omnibus Plan”).

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for the reoffer and resale of shares of Class A Common Stock on a continuous or delayed basis that may be deemed to be “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain of our executive officers identified in the Reoffer Prospectus. The number of shares of Class A Common Stock included in the Reoffer Prospectus represents shares of Class A Common Stock issuable to the selling stockholders pursuant to equity awards, including restricted stock units, granted to the selling stockholders and does not necessarily represent a present intention to sell any or all such shares of Class A Common Stock.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the 2021 Omnibus Plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

REOFFER PROSPECTUS

3,951,987 Shares of Class A Common Stock

This Reoffer Prospectus relates to resales of shares of Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), of Finance of America Companies Inc. (unless otherwise indicated or the context otherwise requires, the “Company,” “Finance of America,” “we,” “our” or “us”), which may be offered from time to time by the selling stockholders described in this prospectus (collectively, the “Selling Stockholders”). This prospectus covers 3,951,987 shares of Class A Common Stock issued under the Finance of America Companies Inc. 2021 Omnibus Incentive Plan (the “2021 Omnibus Plan”) to each Selling Stockholder pursuant to a restricted stock unit award agreement between the Company and the Selling Stockholder. We are not offering any shares of Class A Common Stock and will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Stockholders pursuant to this Reoffer Prospectus.

Upon vesting of the shares offered hereby pursuant to the terms of the relevant award agreement, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Class A Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares, we will name them and describe their compensation in a prospectus supplement. The Class A Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer the shares for sale. The Selling Stockholders may sell any, all or none of the shares offered by this prospectus. See “Plan of Distribution” beginning on page 10 for more information about how the Selling Stockholders may sell or dispose of the shares of Class A Common Stock covered by this prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

The Selling Stockholders are “affiliates” of the Company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)). Shares of Class A Common Stock that will be issued pursuant to restricted stock units granted to Selling Stockholders will be “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the shares of Class A Common Stock under the Securities Act to allow for future sales by Selling Stockholders on a continuous or delayed basis to the public without restriction.

Our Class A Common Stock is listed on the New York Stock Exchange, or NYSE, under the symbol “FOA.” On June 16, 2021, the closing price of our Class A Common Stock was $8.44.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our Class A Common Stock involves risks. Please read carefully the section entitled “Risk Factors” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 17, 2021

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. Neither we nor the Selling Stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

ABOUT THIS PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Documents Incorporated By Reference” in this Reoffer Prospectus, and in particular the periodic and current reporting documents we file with the Securities and Exchange Commission (the “Commission”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Reoffer Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this Reoffer Prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the Commission under the U.S. Securities Exchange Act of 1934, as amended. The Commission maintains a website that contains reports, proxy and information statements and other information regarding issuers, including the Company, that file electronically with the Commission. You may obtain copies of the registration statement and its exhibits and the other documents that we file with the Commission at www.sec.gov.

We also make these documents available on the investor relations portion of our website at www.financeofamerica.com. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus, and you should not consider it part of this Reoffer Prospectus Our principal executive offices are located at 909 Lake Carolyn Parkway, Suite 1550, Irving, Texas 75039. Our telephone number is (972) 865-8114.

DOCUMENTS INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that are furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K including exhibits related thereto or other applicable Commission rules) after the date of this prospectus and prior to the termination of the offering under this prospectus:

•

The Company’s prospectus filed with the Commission on June 4, 2021 pursuant to Rule 424(b) of the Securities Act, relating to the Company’s Registration Statement on Form S-1 (File No. 333-256453), as such prospectus may be supplemented or amended;

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the Commission on May 17, 2021;

•	The Company’s Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the Commission on March 18, 2021, April 7, 2021, May 6, 2021 and May 17, 2021; and

•

The description of shares of Class  A Common Stock contained in the Registration Statement on Form 8-A filed on April 2, 2021, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request copies of these documents, at no cost to you, by writing or telephoning us at the below address. Exhibits to the filings, however, will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document: Finance of America Companies Inc., 909 Lake Carolyn Parkway, Suite 1550, Irving, Texas 75039.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may constitute “forward-looking statements” for purposes of the federal securities laws. The Company’s forward-looking statements include, but are not limited to, statements regarding its or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•

the expected benefits of the business combination between Finance of America Equity Capital LLC (“FoA”) and Replay Acquisition LLC (f/ka/ Replay Acquisition Corp.) (“Replay”), a publicly traded special purpose acquisition company, whereby Replay combined with FoA in a series of transactions (collectively, the “Business Combination”) that resulted in the Company becoming a publicly-traded company on the New York Stock Exchange;

•	the Company’s financial performance following the Business Combination;

•	changes in the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, margins, cash flows, prospects and plans;

•	the impact of health epidemics, including the COVID-19 pandemic, on the Company’s business and the actions the Company may take in response thereto;

•	expansion plans and opportunities; and

•	the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the risk that the recently consummated Business Combination disrupts current plans and operations of the Company;

•

the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•

costs related to the Business Combination, including costs associated with reporting requirements of a public company under the Exchange Act of 1934, as amended (the “Exchange Act”), the Sarbanes-Oxley Act of 2002, and the rules and regulations of the applicable listing standards of the NYSE;

•	changes in applicable laws or regulations;

•	the effect of the COVID-19 pandemic on the Company’s business;

•	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors, including changes in interest rates;

•	the inability to maintain the listing of the Company’s shares of Class A Common Stock or Warrants on the NYSE; and

•	other risks and uncertainties set forth in the section entitled “Risk Factors” included elsewhere in this prospectus.

PROSPECTUS SUMMARY

This Reoffer Prospectus is part of a registration statement that we filed with the Commission. We have provided to you in this Reoffer Prospectus a general description of the Selling Stockholders and the distribution of the shares. To the extent there is a conflict between the information contained in this Reoffer Prospectus and any of our subsequent filings with the Commission, the information in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the Commission, the registration statement of which this Reoffer Prospectus forms part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the Commission at the Commission’s website or at the Commission’s offices described above under the heading “Documents Incorporated by Reference” if necessary.

The Company

Finance of America is a vertically integrated, diversified lending platform that connects borrowers with investors. We operate our Company with the goal of minimizing risk; we offer a diverse set of high-quality consumer loan products and distribute that risk to investors for an up-front cash profit and typically some future performance-based participation. We believe we have a differentiated, less volatile strategy than monoline mortgage lenders who focus on originating interest rate sensitive traditional mortgages and retain significant portfolios of mortgage servicing rights with large potential future advancing obligations. In addition to our profitable lending operations, we provide a variety of services to lenders through our Lender Services segment, which augments our lending profits with an attractive fee-oriented revenue stream.

Background

On April 1, 2021, Replay domesticated into a Delaware limited liability company (the “Domestication”) and consummated a series of transactions that resulted in the combination of Replay with FoA, pursuant to the a Transaction Agreement dated as of October 12, 2020 (as amended or supplemented from time to time, the “Transaction Agreement”) among Replay, FoA, the Company and the various other parties thereto, following its approval at the at the extraordinary general meeting of the shareholders of Replay held on March 25, 2021. As a result of the Business Combination, the Company became a publicly-traded company on the NYSE and controls FoA in an “UP-C” structure.

In connection with the closing of the Business Combination (the “Closing”), each ordinary share, par value $0.0001 per share, of Replay (“Ordinary Shares”) issued and outstanding immediately prior to the Domestication converted, upon the effectiveness of the Domestication, into a unit representing a limited liability interest in Replay (each, a “Replay LLC Unit”) and then converted, upon the effectiveness of the merger of RPLY Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Replay Merger Sub”) with and into Replay (the “Replay Merger”) with Replay surviving the Replay Merger as a direct wholly owned subsidiary of the Company, into the right to receive shares of Class A Common Stock of the Company. In addition, in connection with the Domestication and as a result of the approval of an amendment to Replay’s Warrant Agreement, dated April 8, 2019, by and between Replay and Continental Stock Transfer & Trust Company (“Replay Warrant Agreement”), Replay’s warrants to purchase Ordinary Shares as contemplated under the Replay Warrant Agreement (“Warrants”) automatically converted, upon the effectiveness of the Domestication and on a one-for-one basis, into Warrants to purchase Replay LLC Units, and upon the effectiveness of the Replay Merger, each such Warrant to purchase a Replay LLC Unit automatically converted into one Warrant to purchase a share of Class A Common Stock. In connection with the closing of the Business Combination, the warrants to purchase one Ordinary Share, as contemplated under the Replay Warrant Agreement, that were purchased in a private placement in connection with Replay’s initial public offering (“Private Placement Warrants”) owned by Replay Sponsor LLC, a Delaware limited liability company (the “Sponsor”), were cancelled in exchange for 775,000 Ordinary Shares (which ultimately converted into 775,000 shares of Class A Common Stock).

Our Class A Common Stock and our Warrants are currently traded on the NYSE under the symbols “FOA” and “FOA.WS,” respectively.

The rights of holders of our Class A Common Stock and Warrants are governed by our amended and restated certificate of incorporation, our amended and restated bylaws and the Delaware General Corporation Law (the “DGCL”), and in the case of the Warrants, the Replay Warrant Agreement, as amended by the Assignment, Assumption and Amendment Agreement, dated as of April 1, 2021, by and among Replay, the Company and Continental Stock Transfer & Trust Company (as amended, the “Warrant Agreement”).

The Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Stockholders listed in this prospectus, of up to 3,951,987 shares of our Class A Common Stock, issued to each Selling Stockholder under a restricted stock unit award agreement, between the Company and the Selling Stockholder. Upon vesting of the shares offered hereby pursuant to the terms of the award agreements, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Class A Common Stock covered by this prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares by the Selling Stockholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Stockholders will be borne by them.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies that are not emerging growth companies. These provisions include:

•	presentation of only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus;

•	reduced disclosure about our executive compensation arrangements;

•	no non-binding stockholder advisory votes on executive compensation or golden parachute arrangements;

•

exemption from any requirement of the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions until December 31, 2026 or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company upon the earliest of: (1) December 31, 2026; (2) the first fiscal year after our annual gross revenues are $1.07 billion or more; (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (4) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act. We may choose to take advantage of some but not all of these reduced disclosure obligations in future filings. If we do, the information that we provide stockholders may be different than you might get from other public companies in which you hold stock.

Investment Risks

An investment in shares of our Class A Common Stock and Warrants involves substantial risks and uncertainties that may materially adversely affect our business, financial condition and results of operations and cash flows. Some of the more significant challenges and risks relating to an investment in our company include, among other things, the following:

•

The COVID-19 pandemic poses unique challenges to our business and the effects of the pandemic could adversely impact our ability to originate and service mortgages, manage our portfolio of assets and provide lender services and could also adversely impact our counterparties, liquidity and employees.

•	Our business is significantly impacted by interest rates. Changes in prevailing interest rates or U.S. monetary policies that affect interest rates may have a detrimental effect on our business.

•

Our geographic concentration could materially and adversely affect us if the economic conditions in our current markets should decline or we could face losses in concentrated areas due to natural disasters.

•

We use estimates in measuring or determining the fair value of the majority of our assets and liabilities. If our estimates prove to be incorrect, we may be required to write down the value of these assets or write up the value of these liabilities, which could adversely affect our business, financial condition and results of operations.

•

If we are unable to obtain sufficient capital to meet the financing requirements of our business, or if we fail to comply with our debt agreements, our business, financing activities, financial condition and results of operations will be adversely affected.

•	A disruption in the secondary home loan market, including the mortgage-backed securities market, could have a detrimental effect on our business.

•

Finance of America Reverse LLC’s status as an approved non-supervised Federal Housing Administration (“FHA”) mortgagee and an approved Government National Mortgage Association (“Ginnie Mae”) issuer, and Finance of America Mortgage LLC’s status as an approved seller-servicer for Federal National Mortgage Association and Federal Home Loan Mortgage Corp., an approved Ginnie Mae issuer and an approved non-supervised FHA and U.S. Department of Veterans Affairs mortgagee, are subject to compliance with each of their respective guidelines and other conditions they may impose, and the failure to meet such guidelines and conditions could have a material adverse effect on our overall business and our financial position, results of operations and cash flows.

•	The engagement of our Lender Services business by our loan originator businesses may give appearance of a conflict of interest.

•	Third party customers of our Lender Services businesses may be concerned about conflicts of interest within our Lender Services businesses, due to their affiliation with the Company.

•	Our Lender Services business has operations in the Philippines that could be adversely affected by changes in political or economic stability or by government policies.

•

We operate in heavily regulated industries, and our mortgage loan origination and servicing activities (including lender services) expose us to risks of noncompliance with an increasing and inconsistent body of complex laws and regulations at the U.S. federal, state and local levels.

•

We are subject to legal proceedings, federal or state governmental examinations and enforcement investigations from time to time. Some of these matters are highly complex and slow to develop, and results are difficult to predict or estimate.

•	Unlike competitors that are national banks, our lending subsidiaries are subject to state licensing and operational requirements that result in substantial compliance costs.

•

Our substantial leverage could adversely affect our financial condition, our ability to raise additional capital to fund our operations, our ability to operate our business, our ability to react to changes in the economy or our industry or our ability to pay our debts, and could divert our cash flow from operations to debt payments.

•

The Company is a holding company and its only material asset is its interest in FoA, and it is accordingly dependent upon distributions from FoA to pay taxes, make payments under the Tax Receivable Agreements (as defined below) and pay dividends.

•

Due to the listing of the Company’s Class A Common Stock on the NYSE, the Company is a “controlled company” within the meaning of NYSE rules and, as a result, qualifies for exemptions from certain corporate governance requirements. The stockholders of the Company do not have the same protections afforded to stockholders of companies that are subject to such requirements.

Please see “Risk Factors” for a discussion of these and other factors you should consider before making an investment in shares of our Class A Common Stock.

Additional Information

Our principal executive offices are located at 909 Lake Carolyn Parkway, Suite 1550, Irving, Texas 75039. Our telephone number is (972) 865-8114. Our website address is www.financeofamerica.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our Registration Statement on Form S-1 as originally filed with the Commission on May 25, 2021, together with all of the other information appearing in or incorporated by reference into this Reoffer Prospectus, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

The shares of Class A Common Stock offered pursuant to this Reoffer Prospectus are being registered for the account of the Selling Stockholders named in this Reoffer Prospectus. All proceeds from the sales of the Class A Common Stock will go to the Selling Stockholders and we will not receive any proceeds from the resale of the Class A Common Stock by the Selling Stockholders.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares by the Selling Stockholders. We will not receive any proceeds from the resale of the shares by the Selling Stockholders.

The table below sets forth, as of June 4, 2021 (the “Determination Date”), (i) the name of each person who is offering the resale of shares by this Reoffer Prospectus; (ii) the number of shares (and the percentage, if 1% or more) of Class A Common Stock beneficially owned (determined in the manner described in footnote (1) to the table below) by each person; (iii) the number of shares that each Selling Stockholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iv) the number of shares (and the percentage, if 1% or more) of Class A Common Stock each person will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. The address for each Selling Stockholder listed in the table below is c/o Finance of America Companies Inc., 909 Lake Carolyn Parkway, Suite 1550, Irving, Texas 75039.

The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of Class A Common Stock that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some or all of their Class A Common Stock under the offering contemplated by this prospectus or acquire additional shares of Common Stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this Reoffer Prospectus.

Selling Stockholder	Shares of Class A Common Stock Beneficially Owned Prior to this Offering (1)	Percentage of Total Voting Power Represented by Such Class A Common Stock Before Resale (1)(2)	Shares of Class A Common Stock Offered for Resale in this Offering(3)	Shares of Class A Common Stock Beneficially Owned After this Offering (4)	Percentage of Total Voting Power Represented by Such Class A Common Stock After Resale (1)(2)
Patricia L. Cook, Chief Executive Officer and Director (5)	745,392	*	1,443,995	418,593	*
Graham Fleming, President (6)	1,668,538	*	1,443,995	1,341,739	*
Jeremy Prahm, Chief Investment Officer (7)	710,952	*	911,997	504,553	*
Tai A. Thornock, Chief Accounting Officer (8)	34,400	*	152,000	—	*

*	Represents less than 1%.

(1)

In computing the number of shares of Class A Common Stock beneficially owned by a selling stockholder and the percentage ownership of that person, we deemed to be outstanding all shares of Class A Common Stock subject to restricted stock units held by that person that are vested or convertible as the Determination Date or that will become vested or convertible within 60 days after the Determination Date.

(2)

Percentages are based on (i) the 59,881,714 shares of Class A Common Stock issued and outstanding as of the Determination Date; (ii) 4,258,500 shares of Class A Common Stock held by Replay Sponsor, LLC, a Delaware limited liability company, as of the Determination Date that are subject to vesting and forfeiture and must be voted proportionately with all other shares of Class A Common Stock and Class B Common Stock on all matters put to a vote of holders of the Company’s voting stock (i.e., holders of unvested shares will have no discretion in how such shares are voted); and (iii) 131,318,286 limited liability company interests in FoA (“FoA Units”) held by the Continuing Unitholders (as defined below) as of the Determination Date which are exchangable for shares of Class A Common Stock on a one-for-one basis in accordance with the terms of the Exchange Agreement, dated April 1, 2021, entered into in connection with the Business Combination among the Company, FoA and the continuing unitholders named therein (the “Continuing Unitholders”). The Continuing Unitholders hold all of the issued and outstanding shares of the Company’s Class B Common Stock par value $0.001 per share (“Class B Common Stock”). The shares of Class B Common Stock have no economic rights but entitle each holder, without regard to the number of shares of Class B Common Stock held by such holder, to a number of votes that is equal to the aggregate number of FoA Units held by such holder on all matters on which stockholders of the Company are entitled to vote generally. In computing the percentage ownership of each selling stockholder following the offering, we deemed to be outstanding all shares of Class A Common Stock then subject to restricted stock units held by that person that are vested or convertible as of the Determination Date or that would become vested or convertible within 60 days after the Determination Date, but we did not deem these shares of Class A Common Stock outstanding for the purpose of computing the percentage ownership of any other selling stockholder.

(3)

The number of shares of Class A Common Stock offered for resale in this offering reflect all shares of Class A Common Stock acquired or issuable to a person pursuant to applicable restricted stock unit grants previously made irrespective of whether such grants are vested or convertible as of the Determination Date or will become vested or convertible within 60 days after the Determination Date.

(4)

Assumes all of the shares of Class A Common Stock being offered are sold in the offering, that shares of Class A Common Stock beneficially owned by such Selling Stockholder on the Determination Date but not being offered pursuant to this prospectus (if any) are not sold, and that no additional shares are purchased or otherwise acquired other than pursuant to the restricted stock units relating to the shares being offered.

(5)

Shares beneficially owned by Ms. Cook prior to this offering include 326,799 shares of Class A Common Stock underlying vested restricted stock units and 418,593 shares of Class A Common Stock underlying limited liability company units of UFG Management Holdings LLC (“Management Holdings Units”), which are redeemable at Ms. Cook’s option for FoA Units, which will then be immediately exchanged for shares of Class A Common Stock on a one-for-one basis.

(6)

Shares beneficially owned by Mr. Fleming prior to this offering include 326,799 shares of Class A Common Stock underlying vested restricted stock units and 1,341,739 shares of Class A Common Stock underlying Management Holdings Units, which are redeemable at Mr. Fleming’s option for FoA Units, which will then be immediately exchanged for shares of Class A Common Stock on a one-for-one basis.

(7)

Shares beneficially owned by Mr. Prahm prior to this offering include 206,399 shares of Class A Common Stock underlying vested restricted stock units and 504,553 shares of Class A Common Stock underlying Management Holdings Units, which are redeemable at Mr. Prahm’s option for FoA Units, which will then be immediately exchanged for shares of Class A Common Stock on a one-for-one basis.

(8)	Shares beneficially owned by Mr. Thornock prior to this offering include 34,400 shares of Class A Common Stock underlying vested restricted stock units.

Other Material Relationships with the Selling Stockholders

Indemnification of Directors and Officers

The Company’s Amended and Restated Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted by the DGCL. In addition, the Company’s Amended and Restated Certificate of Incorporation provides that the Company’s directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

There is no pending litigation or proceeding naming any of the Company’s directors or officers to which indemnification is being sought, and the Company is not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

PLAN OF DISTRIBUTION

The shares of Class A Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Stockholders. The shares of Class A Common Stock offered may be sold from time to time directly by or on behalf of each Selling Stockholder in one or more transactions on the New York Stock Exchange or any other stock exchange on which the Class A Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with their sales, a Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Class A Common Stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Stockholders or other party selling such shares. Sales of the shares must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Stockholders may sell shares of Class A Common Stock in compliance with Rule 144. There is no assurance that the Selling Stockholders will sell all or a portion of the shares of Class A Common Stock offered hereby. The Selling Stockholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares of Class A Common Stock.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of Class A Common Stock and activities of the Selling Stockholders, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Class A Common Stock to engage in passive market-making activities with respect to the shares of Class A Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of shares of Class A Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Class A Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Class A Common Stock.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Class A Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities offered by this Reoffer Prospectus has been passed upon for us by Simpson Thacher & Bartlett LLP, Washington, D.C. An investment vehicle comprised of selected partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others owns an interest representing less than 1% of the capital commitments of funds affiliated with The Blackstone Group Inc.

EXPERTS

The consolidated financial statements of FoA as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020 and the financial statements of Replay as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 incorporated by reference in this Registration Statement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)

The Registrant’s prospectus filed with the Commission on June 4, 2021 pursuant to Rule 424(b) of the Securities Act, relating to the Registrant’s Registration Statement on Form S-1 (File No. 333-256453), as such prospectus may be supplemented or amended;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the Commission on May 17, 2021;

(c)	The Registrant’s Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the Commission on March 18, 2021, April 7, 2021, May 6, 2021 and May 17, 2021; and

(d)

The description of shares of Common Stock contained in the Registration Statement on Form 8-A filed on April 2, 2021, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information deemed to have been “furnished” rather than “filed” in accordance with the Commission’s rules), shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The validity of the securities offered by this Reoffer Prospectus has been passed upon for us by Simpson Thacher & Bartlett LLP, Washington, D.C. An investment vehicle comprised of selected partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others owns an interest representing less than 1% of the capital commitments of funds affiliated with The Blackstone Group Inc.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s certificate of incorporation and bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s certificate of incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The Registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in its certificate of incorporation. Each indemnification agreement provides for indemnification and advancements by the Registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Registrant or, at the Registrant’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The Registrant believes that these provisions and agreements are necessary to attract qualified directors.

The Registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant, and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant’s certificate of incorporation and bylaws or otherwise as a matter of law.

The foregoing summaries are necessarily subject to the complete text of the statute, the Registrant’s certificate of incorporation and bylaws, as amended to date, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document

4.1	Amended and Restated Certificate of Incorporation of Finance of America Companies Inc. (incorporated by reference to Exhibit 3.2 filed with the Registrant’s Current Report on Form 8-K filed on April 7, 2021).

4.2	Amended and Restated Bylaws of Finance of America Companies Inc. (incorporated by reference to Exhibit 3.3 filed with the Registrant’s Current Report on Form 8-K filed on April 7, 2021).

4.3	Finance of America Companies Inc. 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.10 filed with the Registrant’s Current Report on Form 8-K filed on April 7, 2021).

5.1	Opinion of Simpson Thacher & Bartlett LLP.

Exhibit No.	Document

23.1	Consent of BDO USA, LLP for Finance of America Equity Capital LLC.

23.2	Consent of BDO USA, LLP for Replay Acquisition Corp.

23.3	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included in the signature page to this Registration Statement).

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 17th day of June, 2021.

FINANCE OF AMERICA COMPANIES INC.

By:	/s/ Patricia L. Cook
Name:	Patricia L. Cook
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Brian L. Libman, Patricia L. Cook and Menes Chee, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated below on June 17, 2021.

/s/ Brian L. Libman	/s/ Patricia L. Cook
Brian L. Libman	Patricia L. Cook
Chairman of the Board of Directors	Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Johan Gericke	/s/ Tai A. Thornock
Johan Gericke	Tai A. Thornock
Executive Vice President, Chief Financial Officer	Chief Accounting Officer
(Principal Financial Officer)	(Principal Accounting Officer)

/s/ Menes Chee	/s/ Norma C. Corio
Menes Chee	Norma C. Corio
Director	Director

/s/ Robert W. Lord	/s/ Tyson A. Pratcher
Robert W. Lord	Tyson A. Pratcher
Director	Director

/s/ Lance N. West
Lance N. West
Director